                                                                    EXHIBIT 99.1

                             LETTER OF TRANSMITTAL
                     To Accompany Certificates Representing
                             Shares of Common Stock
                                       of
                            CENTRAL BANKSHARES, INC.
                  Surrendered in connection with the Merger of
               Central Bankshares, Inc. with and into ABC BANCORP

To:
     -----------------------------------------------------
     Exchange Agent
     Attention:
               ------------------------------------

     By Mail:                                                   By Hand:

     -----------------------------       -------------------------------
     -----------------------------       -------------------------------
     -----------------------------       -------------------------------

             DO NOT SEND CERTIFICATES OR THIS LETTER OF TRANSMITTAL
                  TO CENTRAL BANKSHARES, INC. OR ABC BANCORP.

                PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY

     In connection with the merger (the "Merger") of Central Bankshares, Inc., a Georgia corporation (the "Company"), with and into ABC Bancorp, a Georgia corporation ("ABC"), the undersigned registered holder(s) of the stock certificate(s) (the "Certificates") formerly representing shares of common stock, $1.00 par value per share, of the Company ("Company Common Stock"), or the transferee or assignee of such registered holder(s), hereby surrenders the Certificates in exchange for certificates representing shares of common stock, $1.00 par value per share, of ABC (the "ABC Common Stock") pursuant to the terms of the Merger Agreement. (Unless otherwise provided herein, all capitalized terms used herein are defined in the Instructions).

                          COMPANY SHARES TO WHICH THIS
                         LETTER OF TRANSMITTAL RELATES

IMPORTANT: Shareholders must list below the Company Shares to which this Letter of Transmittal relates.

     Certificate No.      Shares Represented by Each Certificate
     ---------------      --------------------------------------


     ---------------      --------------------------------------

     ---------------      --------------------------------------

     ---------------      --------------------------------------

     ---------------      --------------------------------------

     ---------------      --------------------------------------
     Total Shares:

- --------------------------------------------------------------------------------
               (Name(s) of Registered Holder(s) -- Please Print)

- --------------------------------------------------------------------------------
                                   (Address)

- --------------------------------------------------------------------------------
                (Tax Identification or Social Security Numbers)

     YOU MUST ENCLOSE CERTIFICATES FOR YOUR COMPANY SHARES WITH THIS LETTER OF TRANSMITTAL (DULY ENDORSED IN BLANK OR OTHERWISE IF REQUIRED --SEE INSTRUCTIONS 3 AND 4) IN A FORM ACCEPTABLE FOR TRANSFER ON THE BOOKS OF THE COMPANY.

                          SPECIAL PAYMENT INSTRUCTIONS
                              (See Instruction 4)

     To be completed ONLY if the certificate(s) for ABC Common Stock to be issued are to be registered in the name of someone other than the registered
                                                   -----
holder(s) of the Company Shares.

     Certificate(s) for ABC Common Stock to be made issued to:*

     Name:
           -------------------------------------------------------
              (Please Print)
     Address:
              ----------------------------------------------------

              ----------------------------------------------------

              ----------------------------------------------------
                             (Including Zip Code)

     -----------------------------------------------------------------
               (Tax Identification or Social Security Number)**

*Only one recipient may be designated. Please attach additional sheets if necessary.

**Section 6109 of the Internal Revenue Code of 1986, as amended (the "Code"), requires recipients of dividends, interest and other payments to furnish identifying numbers to the persons making such payments, who must report such payments to the Internal Revenue Service. Recipients of such payments must provide identification numbers whether or not they are required to file a tax return or are covered by social security. The Code provides a penalty for failure to provide such a number when required to do so.

                         SPECIAL DELIVERY INSTRUCTIONS
                              (See Instruction 6)

     To be completed ONLY if the certificate(s) for ABC Common Stock to be issued are to be registered in the name of the registered holder(s) of the Company Shares but are to be sent to another person or to an address other than the person or address to which this Letter of Transmittal was mailed.

     Certificate(s) for ABC Common Stock to be delivered to:*

     Name:
           -------------------------------------------------------
                               (Please Print)

     Address:
              ----------------------------------------------------

              ----------------------------------------------------
                            (Including Zip Code)

*Please attach additional sheets if necessary.

     ACKNOWLEDGMENTS, REPRESENTATIONS, WARRANTIES AND AUTHORIZATIONS OF THE
                                  UNDERSIGNED


     1. I, the undersigned, hereby acknowledge receipt of the Proxy Statement and agree that all actions, instructions and orders in this Letter of Transmittal are subject to the terms and conditions of the Agreement and Plan of Merger relating to the merger (the "Merger Agreement"), the Proxy Statement and the Instructions applicable to this Letter of Transmittal. I also represent and warrant that I have full authority to give the representations, certifications and instructions contained in this Letter of Transmittal and to surrender the Company Shares pursuant to the Merger, and I will, upon receipt, execute any additional documents necessary or desirable to complete the exchange of Company Shares for shares of ABC Common Stock. My signature below authorizes the Exchange Agent to follow and to rely upon all representations, certifications and instructions contained in this Letter of Transmittal. This Letter of Transmittal shall survive my death or incapacity and shall be binding upon my heirs, personal representatives and assigns.

     2. I hereby authorize and instruct the Exchange Agent to deliver the certificates covered hereby, and to receive on my behalf, in exchange for the Company Shares represented by such certificates, any certificate(s) for ABC Common Stock issuable to me.

     3. I acknowledge that for each share of Company Common Stock I own I will receive consideration payable in shares of ABC Common Stock according to the terms of the Merger Agreement.

     4. Unless otherwise indicated above, please issue certificate(s) representing the ABC Common Stock to which the undersigned is entitled in the name, and mail them to the address, indicated below. The undersigned agrees to pay transfer taxes, if any, due where ABC Common Stock is issued to a name different from that in which the Company Shares surrendered are registered. The undersigned certifies that any tax identification or social security number provided herein is true, correct and complete.

     5. I understand that the definitive terms pursuant to which the Merger will be effected, including the amount and form of consideration to be received by holders of Company Shares, the effect of this Letter of Transmittal, and certain conditions to the consummation of the transaction, are summarized in the Proxy Statement, and all of such definitive terms and conditions are set forth in full in the Merger Agreement, which is appended to the Proxy Statement.

     6. I understand and agree that the acceptance and delivery of any Letter of Transmittal or certificates representing Company Shares will not of itself create any right to receive the consideration elected above and that such right will arise only if the Merger is approved by the Company shareholders and is consummated and only to the extent provided in the Merger Agreement.

                         SHAREHOLDERS MUST SIGN BELOW
                        FOR THIS LETTER OF TRANSMITTAL
                                 TO  BE VALID
                              (See Instruction 2)

     Please sign exactly as your name(s) appear(s) on your certificate(s). If the Company Shares with respect to which this Letter of Transmittal applies are registered in the name of two or more owners, all such owners must sign personally. Executors, administrators, trustees and persons signing for corporations or partnerships should so indicate. By signing this form persons signing as executors, administrators or trustees and persons signing for corporations or partnerships represent and warrant that they have requisite legal authority to sign in the capacity indicated. Certificate(s) for ABC Common Stock will be issued only in the name of the person(s) submitting this Letter of Transmittal and will be mailed unless the Special Delivery or Special Payment Instructions are completed. If any of your certificate(s) is registered in your name or if you are signing in a representative capacity, see Instructions 4 and 5, respectively.

Name of Owner (PleasePrint): __________________________________________________

Address:  _____________________________________________________________________

Signature: ___________________________________  Date:__________________________

Name of Owner (Please Print): _________________________________________________

Address: ______________________________________________________________________

Signature: ______________________________  Date: ______________________________
________________________________________________________________________________

                              SIGNATURE GUARANTEE
                           (See Instructions 3 and 4)
          Signature(s)
          Guaranteed: _____________________________________________
                     (Name of Firm Providing Signature Guarantee;
                      Please Print)

          (Authorized Signature) _______________________________

Note: In the event that the certificates representing the ABC Common Stock are to be issued in the name of the registered holder as inscribed on the surrendered Company Share certificates, the surrendered certificate need not be endorsed, and no guarantee of the signature on the Letter of Transmittal is required.

                (ALSO COMPLETE SUBSTITUTE FORM W-9 ON NEXT PAGE)

                                  INSTRUCTIONS

                                    FOR THE
                             LETTER OF TRANSMITTAL

                        IN CONNECTION WITH THE MERGER OF
                            CENTRAL BANKSHARES, INC.
                                 WITH AND INTO
                                  ABC BANCORP


TO CENTRAL BANKSHARES, INC. SHAREHOLDERS:

     Central Bankshares, Inc. (the "Company") has mailed a Proxy Statement/Prospectus dated _____________ __, 1996 (the "Proxy Statement"), to each Company shareholder. The Proxy Statement describes the proposed merger (the "Merger") of the Company with and into ABC Bancorp ("ABC") to be voted upon by the Company shareholders at the Special Meeting to be held _____________ __, 1996. The Merger, if approved by the Company shareholders at the Special Meeting, is expected to be consummated as soon as practicable following ___________________. In accordance with the terms of the Agreement and Plan of Merger dated as of December 29, 1995, between the Company and ABC (the "Merger Agreement"), upon the completion of all conditions under the Merger Agreement and the filing of appropriate articles of merger in the office of the Georgia Secretary of State (the "Effective Time"), each share of the common stock of the Company outstanding immediately prior to the consummation of the Merger (the "Company Shares"), other than shares held by shareholders who dissent from the Merger, will be converted into the right to receive shares of the common stock, $1.00 par value per share, of ABC ("ABC Common Stock") having a value equal to
(i) (A) 2.0 times the lesser of (1) 0.08 times the total assets of the Company or (2) the Total Equity of the Company, plus (B) 1.0 times the amount, if any,
                                        ----
by which the Total Equity of the Company exceeds 0.08 times the total assets of the Company, based on the average of the total assets of the Company as of the close of business for each of the 60 calendar days immediately preceding the closing date of the Merger, (ii) divided by the aggregate number of then-outstanding Company Shares (the "Merger Consideration"). Cash will be paid in lieu of issuing fractional shares of ABC Common Stock. For purposes of the Merger, "Total Equity" means the Company's total stockholders' equity calculated under generally accepted accounting principles, consistently applied, as of the close of business on the day immediately preceding the closing date of the Merger.

     Questions and requests for information, additional copies of the Letter of Transmittal or assistance relating to the Letter of Transmittal should be directed to _________________ at the Exchange Agent (telephone: (404) ___________________).

                                 INSTRUCTIONS

          1.  DEADLINE FOR LETTER OF TRANSMITTAL.   To be effective, the Letter
              ----------------------------------
of Transmittal (or a facsimile thereof) properly executed, and accompanied by the certificates representing the Company Shares covered thereby, must be received by the Exchange Agent, at one of its two addresses set forth on the first page of the Letter of Transmittal. Company shareholders are requested to send in their Letters of Transmittal and certificates for Company Shares no
later than _______________, 1996.   Any Company shareholder who does not vote in
favor of and objects to the Merger in strict compliance with Article 13 of the Georgia Business Corporation Code ("GBCC") in order to exercise his or her right of dissent should not complete the Letter of Transmittal. Such dissenting Company shareholder should comply with the provisions of Article 13 of the GBCC, a copy of which is attached to the Proxy Statement as Appendix B.

          2.  SIGNATURES. The Letter of Transmittal must be signed by or on
              ----------
behalf of the registered holder(s) of the certificate(s) transmitted. If the Company Shares covered by the Letter of Transmittal are registered in the names of two or more owners, all such owners must sign. The signature(s) on the Letter of Transmittal should correspond exactly to the name(s) written on the face of the certificate(s) transmitted unless the Company Shares covered by the Letter of Transmittal have been assigned by the registered holder, in which event the Letter of Transmittal should be signed in exactly the same form as the name of the last assignee appears in the transfers attached to or endorsed on the certificate(s). See Instructions 4(a) and 4(b).

          If the Letter of Transmittal is signed by an agent, attorney, administrator, executor, guardian, trustee, or any person in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, the person signing must give such person's full title in such capacity. In addition, see Instruction 5.

          3.  ISSUANCE OF CHECK AND NEW CERTIFICATES IN SAME NAME.  IF ANY CHECK
              ---------------------------------------------------
OR CERTIFICATE REPRESENTING ABC COMMON STOCK IS TO BE MADE PAYABLE TO OR ISSUED IN THE NAME OF THE REGISTERED HOLDER AS INSCRIBED ON THE SURRENDERED COMPANY SHARE CERTIFICATE(S), THE SURRENDERED CERTIFICATE(S) NEED NOT BE ENDORSED AND NO GUARANTEE OF THE SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED. For corrections in name or changes in name not involving changes in ownership, see Instruction 4(d).

          4.  ISSUANCE OF CHECK OR NEW CERTIFICATE IN DIFFERENT NAMES.  If any
              -------------------------------------------------------
check is to be made payable in the name of a person other than the registered
                                                    -----
holder of the surrendered certificate(s) or if any certificate representing ABC Common Stock is to be issued in the name of someone other than the registered
                                                    -----
holder of the surrendered certificate(s), you must follow the guidelines listed below:

          (a)  ENDORSEMENT AND GUARANTEE.  The certificate(s) surrendered must
               -------------------------
be properly endorsed (or accompanied by appropriate stock powers properly executed by the registered holder of such certificate(s)) to the person who is to receive the ABC Common Stock. The signature of the registered holder to the endorsement or stock powers must correspond with the name as written upon the face of the certificate(s) in every particular and must be guaranteed by a commercial bank or trust company in the United States or by a member firm of any national securities exchange or of the National Association of Securities Dealers, Inc.

          (b)  TRANSFEREE'S SIGNATURE.  The Letter of Transmittal must be signed
               ----------------------
by the transferee or assignee or by his agent and should not be signed by the transferor or assignor. The signature of such transferee or assignee must be guaranteed by a commercial bank or trust company or by a member firm of any national securities exchange or of the National Association of Securities Dealers, Inc.

          (c)  TRANSFER TAXES.  In the event that any transfer or other taxes
               --------------
become payable by reason of the issuance of ABC Common Stock or a check in any name other than that of the registered holder, the Letter of Transmittal must be accompanied by a check in payment of any transfer or other taxes required by reason of such issuance in such different name or proper evidence that such tax has been paid or is not payable.

          (d)  CORRECTION OF OR CHANGE IN NAME.  For a correction of name or for
               -------------------------------
a change in name which does not involve a change in ownership, proceed as follows: for a change in name by marriage, etc., the surrendered certificate(s) should be endorsed, e.g., "Mary Doe, now by marriage Mrs. Mary Jones," with the signature guaranteed by a commercial bank or trust company or by a member firm of any national securities exchange or (of the National Association of Securities Dealers, Inc. For a correction in name, the surrendered certificate(s) should be endorsed, e.g., "James E. Brown, incorrectly inscribed as J. E. Brown," with the signature guaranteed as aforesaid.

YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO ANY POSSIBLE TAX CONSEQUENCES RESULTING FROM THE ISSUANCE OF ANY CHECK OR ANY CERTIFICATE REPRESENTING ABC COMMON STOCK IN A NAME DIFFERENT FROM THAT OF THE REGISTERED HOLDER OF THE SURRENDERED CERTIFICATE(S).

          5.  SUPPORTING EVIDENCE.  In case the Letter of Transmittal,
              -------------------
certificate endorsement or stock power is executed by an agent, attorney, administrator, executor, guardian, trustee, or any other person acting in a fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, there must be submitted with the Letter of Transmittal, surrendered certificate(s), and/or stock powers documentary evidence of appointment and authority to act in such capacity (including court orders and corporate resolutions where necessary), as well as evidence of the authority of the person making such execution to assign, sell or transfer shares. Such documentary evidence of authority must be in form satisfactory to the Exchange Agent and the Company.

          6.  SPECIAL INSTRUCTIONS FOR DELIVERIES BY THE EXCHANGE AGENT.  Unless
              ---------------------------------------------------------
instructions to the contrary are given in the Special Delivery Instructions Box or Special Payment Instructions Box, any check or certificate representing ABC Common Stock to be distributed upon the surrender of Company Shares will be mailed to the address set forth above the owner's signature.

          7.  INADEQUATE SPACE.  If there is insufficient space to complete any
              ----------------
box or sign the Letter of Transmittal, please attach additional sheets.

          8.  INDICATION OF CERTIFICATE NUMBERS.  The Letter of Transmittal must
              ---------------------------------
indicate the certificate number(s) of the certificate(s) representing the Company Shares covered thereby. If the space provided on the Letter of Transmittal is inadequate, such information should be listed separately on additional sheets and attached to the Letter of Transmittal.

          9.  METHOD OF DELIVERY.  The method of delivery of all documents is at
              ------------------
the option and risk of the holder of Company Shares, but, if delivery is by mail, registered mail, with return receipt requested, properly insured is recommended. It is suggested that you mail as early as possible.

          10.  PAYMENT WILL BE MADE BY ABC CERTIFICATE.  Normally, a single
               ---------------------------------------
certificate representing ABC Common Stock will be issued; however, if for tax purposes or otherwise you wish to have the stock certificates issued in particular denominations, explicit written instructions to the Exchange Agent should be provided.

          11.  LOST CERTIFICATES.  If any of your certificates representing
               -----------------
Company Shares has been lost, stolen or destroyed, you should notify _____________ (telephone: (404) ________________) for instructions as to how to proceed. The Letter of Transmittal and related documents cannot be processed until the lost, stolen or destroyed certificate has been replaced. Replacement takes a minimum of 7 days.

          12.  SIGNATURE ON SUBSTITUTE FORM W-9.  Each shareholder is required
               --------------------------------
to provide ABC with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is in the Letter of Transmittal, and to indicate that such holder is not subject to backup withholding by checking the box in Part 2 of the form. Failure to provide the information on the form may subject the shareholder to 31% backup withholding on the cash consideration paid. The box on the form may be checked if the holder of Company Shares has not been issued a TIN and has applied for a number or intends to apply for a number in the near future. If the box is checked and ABC is not provided with a TIN within 60 days, ABC will withhold 31% of the consideration paid thereafter until the TIN is provided to ABC.

          13.  FAILURE TO CONSUMMATE THE MERGER.  If the Merger Agreement is
               --------------------------------
terminated, certificates submitted to the Exchange Agent will be returned as soon as practicable to the persons submitting them.

          14.  VOTING RIGHTS AND DIVIDENDS.  Holders of Company Shares shall
               ---------------------------
continue to have the same voting rights to which they were previously entitled, and the right to receive all dividends paid on Company Shares deposited by them with the Exchange Agent, until such time as the Merger becomes effective.

          15.  CONSTRUCTION.  All questions with respect to the Letter of
               ------------
Transmittal will be determined by the Company, which determination shall be final and binding. With the consent of the Company, the Exchange Agent may (but is not required to) waive any material defects or variances in the manner in which the Letter of Transmittal has been completed and submitted so long as the intent of the holder of Company Shares submitting the Letter of Transmittal is reasonably clear.

          16.  MISCELLANEOUS.  Neither the Company nor the Exchange Agent shall
               -------------
be under any duty to give notification of defects in the Letter of Transmittal, and they shall not incur any liability for failure to give such notice.

     All Letters of Transmittal shall be construed in accordance with the terms and conditions of the Merger Agreement.